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                                                            EXHIBIT NO. 99.1(c)

                          MFS GROWTH OPPORTUNITIES FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS P SHARES AS CLASS I SHARES

         The undersigned, being a majority of the Trustees of MFS Growth Opportunities Fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 15, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares of the Trust as Class I shares.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of December, 1996.



A. KEITH BRODKIN                                 CHARLES W. SCHMIDT
----------------------------                     ----------------------------
A. Keith Brodkin                                 Charles W. Schmidt
76 Farm Road                                     63 Claypit Hill Road
Sherborn, MA  01770                              Wayland, MA  01778



RICHARD B. BAILEY                                ARNOLD D. SCOTT
----------------------------                     ----------------------------
Richard B. Bailey                                Arnold D. Scott
63 Atlantic Avenue                               20 Rowes Wharf
Boston, MA  02110                                Boston, MA  02110



PETER G. HARWOOD
----------------------------                     ----------------------------
Peter G. Harwood                                 Jeffrey L. Shames
211 Lindsay Pond Road                            36 Lake Avenue
Concord, MA  01742                               Newton, MA  02159



J. ATWOOD IVES                                   ELAINE R. SMITH
----------------------------                     ----------------------------
J. Atwood Ives                                   Elaine R. Smith
1 Bennington Road                                75 Scotch Pine Road
Lexington, MA  02173                             Weston, MA  02193



LAWRENCE T. PERERA                               DAVID B. STONE
----------------------------                     ----------------------------
Lawrence T. Perera                               David B. Stone
18 Marlborough Street                            282 Beacon Street
Boston, MA  02116                                Boston, MA  02116



WILLIAM J. POORVU
----------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138